Exhibit 10.7

INTERCOMPANY REVOLVING PROMISSORY NOTE

June __, 2017	$[TBD]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Aemetis, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Goodland Advanced Fuels, Inc., a Delaware corporation, or its assigns (the “Holder”, and together with the Borrower, the “Parties”), the principal amount of [Ten Million Dollars] ($[10,000,000]) (the “Loan”) or, if less, then the aggregate of such amounts the Holder has disbursed to the Borrower pursuant to Section 2.2, together with all accrued interest thereon, as provided in this Intercompany Revolving Promissory Note (the “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Advance” means each disbursement made by the Holder to the Borrower pursuant to Section 2.2.

“Borrowing Notice” has the meaning set forth in Section 2.2.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commitment Period” means the period from the date hereof to the earlier of (a) the Maturity Date, (b) the date, if any, on which the Noteholders have no further obligation to make loans under the Note Purchase Agreement or (c) the date of termination in whole of the Revolving Line Commitment (as defined in the Note Purchase Agreement) pursuant to the terms of the Note Purchase Agreement.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations secured by a Lien on property (to the extent of the fair market value of the related property), whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party, except trade accounts payable arising in the ordinary course of business secured by a purchase money security interest (c) any obligation on account of deposits or advances, (d) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (e) obligations evidenced by notes, bonds, debentures or other similar instruments; (f) obligations as lessee under capital leases; (g) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (h) obligations under acceptance facilities and letters of credit; (i) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (h) of a Person other than the Borrower; and (j) indebtedness set out in clauses (a) through (i) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in Section 8 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8 would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate of interest per annum equal to the Interest Rate plus six percent (6%) per annum.

“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Interest Rate” for each Advance shall be equal to the interest rate payable as of the date of such Advance to the Noteholders pursuant to the Note Purchase Agreement or, if the Note Purchase Agreement shall not be in effect, a rate of interest per annum equal to twelve percent (12%).

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means any condition or circumstance which has had, or could reasonably be expected to have, a material adverse effect on (i) the property, nature of assets, business, results of operations, prospects, performance, liabilities or condition (financial or otherwise) of the Borrower; (ii) the rights or remedies of the Holder hereunder, (iii) the ability of the Borrower to perform its obligations hereunder or otherwise in connection with the Loan, or (v) the validity or enforceability of any of this Note.

“Maturity Date” means the Maturity Date (as such term is defined in the Note Purchase Agreement).

“Note Purchase Agreement” means that certain Note Purchase Agreement (including all exhibits and schedules hereto, as the same may be amended, supplemented, modified and/or restated from time to time entered into as of June __, 2017, by and among the Holder, as borrower, the noteholders party thereto or which thereafter become parties thereto by means of assignment and assumption as described therein (the “Noteholders”), and Third Eye Capital Corporation, as administrative agent and collateral agent for the Noteholders (the “Agent”).

“Outstanding Amount” means the sum of the outstanding principal amount of the Revolving Advances, the unpaid interest thereon, and all other Note Indebtedness relating to the Revolving Line under the Note Purchase Agreement. All defined terms used in this definition of “Outstanding Amounts” shall have the meaning ascribed thereto under the Note Purchase Agreement.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.

2. Loan Disbursement Mechanics.

2.1 Commitment. Subject to Section 2.2, the Holder shall make available to the Borrower one or more Advances during the Commitment Period in an aggregate amount not to exceed the Loan less the Outstanding Amount. During the Commitment Period the Borrower may repay and reborrow in accordance with the provisions hereof.

2.2 Advances. As a condition to the disbursement of any Advance, the Borrower shall, at least seven (7) Business Days prior to the requested disbursement date, deliver to the Holder and to Agent a written notice (the “Borrowing Notice”) in substantially in the form set out in Schedule A hereto setting out (a) that no Default has occurred and is continuing; (b) the amount of the Advance and a description of how the Advance will be used by the Borrower; and (c) the date on which the Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Borrower's representations and warranties in Section 6 as of the date of such Borrowing Notice. Upon receipt of the Borrowing Notice, the Holder may, but is under no obligation to, make available to the Borrower on the disbursement date the amount set out in the notice in immediately available funds.

3. Final Payment Date; Optional Prepayments.

3.1 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 9.

3.2 Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Subject to the other terms and conditions hereof, amounts borrowed may be repaid and reborrowed from time to time.

4. Interest.

4.1 Interest Rate. The outstanding principal of the Advances made hereunder (including, to the extent permitted by law, on interest thereon not paid when due) shall from the date made or incurred until indefeasibly paid in full in cash shall bear interest at a per annum rate equal to the Interest Rate, but not to exceed the maximum rate described in Section 4.4 hereof.

4.2 Default Rate. If an Event of Default shall have occurred and be continuing, all outstanding principal of and, to the fullest extent permitted by law, all past due interest on the Advances shall bear interest at a rate per annum equal to the Default Rate. Interest payable at the Default Rate shall be payable from time to time on demand.

4.3 Interest Payment Dates. Interest on the Advances shall be payable on the outstanding principal of the Advances in arrears for the preceding calendar month on the first Business Day of each calendar month, commencing on first Business Day of the calendar month following the disbursement of an Advance under Section 2.2 hereunder.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Holder to the Borrower under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.

5. Payment Mechanics.

5.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 3:00 PM Pacific Time on the date on which such payment is due by wire transfer of immediately available funds to the Holder's account at a bank specified by the Holder in writing to the Borrower from time to time.

5.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Evidence of Debt. The Holder is authorized to record on its books and records each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Holder shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Holder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.

5.5 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Holder on the date hereof as follows:

6.1 Existence; Compliance With Laws. The Borrower is (a) a company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all laws.

6.2 Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Borrower has duly executed and delivered this Note.

6.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

6.5 No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower's organizational documents; (b) violate any law applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.6 Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.7 No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note.

7. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

7.1 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.2 Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all laws applicable to it and its business, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3 Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Holder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7.5 Further Assurances. Upon the request of the Holder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1 Failure to Pay. The Borrower fails to pay any principal amount of the Loan when due or interest or any other amount when due.

8.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Holder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3 Breach of Covenants. The Borrower fails to observe or perform any covenant, condition or agreement contained in this Note other than those specified in Section 8.1 and such failure continues for 10 days.

8.4 Cross-Defaults. The Borrower fails to pay when due any of its Debt in excess of $100,000 at any time outstanding (other than Debt arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

8.5 Bankruptcy.

(a) the Borrower commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 8.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 90 days;

(c) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof;

(d) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.5(a), Section 8.5(b) or Section 8.5(c) above; or

(e) the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

8.6 Judgments. One or more judgments for an amount in excess of $100,000 at any time or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry thereof. Notwithstanding the foregoing, the outstanding judgment against Borrower resulting from the case by Cordillera Fund and The Industrial Company shall not result in an Event of Default.

9. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 8.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Holder.

10. Miscellaneous.

10.1 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of New York.

10.2 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 10.2 shall affect the right of the Holder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

10.3 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.2(a) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.4 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.5 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.6 Successors and Assigns. This Note may be assigned or transferred by the Holder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.7 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.8 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.9 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.11 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.12 Agent Rights. This Note is a Revolving Intercompany Note referred to in the Note Purchase Agreement, and, constitutes a Pledged Note (as defined in the General Security Agreement) of the Holder. The Holder and the Borrower hereunder hereby acknowledge and agree that the Agent, for the benefit of the Noteholders, may exercise all rights provided in the Note Purchase Agreement and the General Security Agreement with respect to this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Note as of the date first set forth above.

BORROWER: [AEMETIS ADVANCED PRODUCTS KEYES, INC./ AEMETIS, INC.]
By: ______________________ Name: Title:

HOLDER: GOODLAND ADVANCED FUELS, INC.
By: ______________________ Name: Title:

Schedule A
Form of Borrowing Notice

TO:
GOODLAND ADVANCED FUELS, INC.

1.
This Borrowing Notice is delivered to you pursuant to the Intercompany Revolving Promissory Note, dated as of [__], 2017 (as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time, the “Note”), entered into between AEMETIS, INC./AEMETIS ADVANCED PRODUCTS KEYES, INC. (the “Borrower”), and GOODLAND ADVANCED FUELS, INC. (the “Holder”).

2.
The Borrower hereby irrevocably requests an Advance in accordance with the applicable terms and conditions of the Note, as follows:

(a)           Proposed disbursement date (which shall be a business day):                            ●

(b)           Aggregate principal amount of Advance:                                                           $●

(c)           The proceeds of the Advance will be used for:                                                   ●

3.
All of the representations and warranties of the Borrower contained in the Note are true and correct on and as of the date hereof as though made on and as of the date hereof (and will be true and correct on and as of the proposed disbursement date specified above as though made on and as of such date), in any such case, except to the extent any such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

4.
All of the covenants of the Borrower contained in the Note have been performed, and all of the other conditions precedent to the Advance requested hereby and all other terms and conditions contained in the Note to be complied with by the Borrower have been fully met.

5.
No Default has occurred and is continuing nor will any Default occur as a result of the Advance being requested or the application of proceeds thereof.

Dated this ● day of● 201●.

AEMETIS, INC./AEMETIS ADVANCED PRODUCTS KEYES, INC.
By:
Name: Title:

ALLONGE TO INTERCOMPANY REVOLVING PROMISSORY NOTE

Allonge to Intercompany Revolving Promissory Note dated as of June __, 2017 made by
Aemetis, Inc./Aemetis Advanced Products Keyes, Inc. in favor of Goodland Advanced Fuels Goodland, Inc., in the original principal amount of $10,000,000.

ENDORSEMENT

This endorsement is delivered in connection with the Note Purchase Agreement dated June __, 2017 among Goodland Advanced Fuels, Inc., the noteholders listed on the signature pages thereto or which thereafter become parties thereto by means of assignment and assumption as described therein, and Third Eye Capital Corporation, as administrative agent and collateral agent for the noteholders (as amended, restated, supplemented or otherwise modified from time to time) and the other documents related thereto.

Pay to the order of _______________________________.

Dated: ___________________

GOODLAND ADVANCED FUELS, INC.

By:_______________________
Name:
Title: